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                                                                    EXHIBIT 23.3

             Consent of MidCon Corp. Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 1998 on MidCon Corp.'s consolidated financial statements for the year ended December 31, 1997, included in the K N Energy, Inc. Form 8-K/A dated February 12, 1998, and to all references to our Firm included in this registration statement.



                                                 /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
November 18, 1999